UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

BROOKLYN IMMUNOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 58th Street, Building A, Suite 2100
Brooklyn, New York	11220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	BTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Registration Rights Agreements

On April 26, 2021, we entered into a purchase agreement, or the Purchase Agreement, with Lincoln Park Capital Fund, LLC, or Lincoln Park, under which, subject to specified terms and conditions, we may sell to Lincoln Park up to $20.0 million of shares of common stock, par value $0.005 per share, from time to time during the term of the Purchase Agreement.

Additionally, on April 26, 2021, we entered into a registration rights agreement, or the Registration Rights Agreement, with Lincoln Park, pursuant to which we agreed to file a registration statement with the Securities and Exchange Commission, or the SEC, covering the resale of shares of common stock issued to Lincoln Park under the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $20.0 million of shares of common stock. Any such sale of common stock will be subject to specified limitations and may occur from time to time, at our discretion, over a 36-month period commencing after the date that a registration statement covering the resale of shares of common stock issued under the Purchase Agreement, which we agreed to file with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreement are satisfied. Lincoln Park has no right to require us to sell any common stock to Lincoln Park, but Lincoln Park is obligated to make purchases as we direct, subject to conditions set forth in the Purchase Agreement.

Upon entering into the Purchase Agreement, we issued and sold 56,041 shares of common stock, or the Commitment Shares, to Lincoln Park as consideration for Lincoln Park’s commitment to purchase up to $20.0 million shares of common stock under the Purchase Agreement.

Under the Purchase Agreement, we may elect from time to time, subject to specified conditions, to require the selling stockholder to purchase on any single business day on which the closing price of common stock is equal to or greater than $1.00, which we refer to as a Regular Purchase, (a) up to 60,000 shares of common stock, (b) if the closing sale price of common stock on the NYSE American is at least $5.50 per share, up to 80,000 shares of common stock or (c) if the closing sale price of common stock on the NYSE American is at least $7.00 per share, up to 120,000 shares of common stock. In no case, however, will the selling stockholder’s commitment with respect to any single Regular Purchase exceed $1,000,000. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement with respect to common stock. The purchase price per share for each such Regular Purchase will be based on prevailing market prices of the common stock immediately preceding the time of sale, as determined under the Purchase Agreement.

In addition to Regular Purchases, we may also direct Lincoln Park to purchase other amounts as accelerated purchases or as additional accelerated purchases on the terms and subject to the conditions set forth in the Purchase Agreement.

Under applicable rules of the NYSE American, we would be required to obtain stockholder approval in order to sell to the selling stockholder under the Purchase Agreement more than 8,297,055 shares of common stock (including the Commitment Shares), which represents 19.99% of the 41,506,031 shares of common stock outstanding immediately prior to the execution of the Purchase Agreement, unless the price of all applicable sales of common stock to the selling stockholder under the Purchase Agreement equals or exceeds the lower of (A) the official closing price on the NYSE American immediately preceding the delivery by us of an applicable purchase notice under the Purchase Agreement and (B) the average of the closing prices of common stock on the NYSE American for the five business days immediately preceding the delivery by us of an applicable purchase notice under the Purchase Agreement, in each case plus $0.039, in which case the issuances and sales of common stock to the selling stockholder under the Purchase Agreement would be exempt from the limitation under applicable rules of the NYSE American.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of common stock.

We may elect to terminate the Purchase Agreement at any time, without any cost or penalty. The Purchase Agreement does not include any of the following: limitations on our use of amounts we receive as the purchase price for shares of common stock sold to Lincoln Park; financial or business covenants; restrictions on future financings (other than restrictions on our ability to enter into an additional “equity line” or similar transaction whereby a specific investor is irrevocably bound pursuant to an agreement with us to purchase securities over a period of time from us at a price based on the market price of common stock at the time of such purchase); rights of first refusal; participation rights; penalties; or liquidated damages.

Our net proceeds under the Purchase Agreement will depend on the frequency of sales and the number of shares sold to Lincoln Park and prices at which we sell shares to Lincoln Park. We expect that any net proceeds we receive from such sales to Lincoln Park will be used for general corporate purposes, including working capital.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

License Agreement

On April 26, 2021, our wholly owned subsidiary Brooklyn ImmunoTherapeutics, LLC, or Brooklyn LLC, entered into an exclusive license agreement, or the License Agreement, with Factor Bioscience Limited and Novellus Therapeutics Limited, which we refer to together the Licensor. Through the License Agreement, we acquired an exclusive worldwide license to develop and commercialize certain cell-based therapies to treat cancer and rare blood disorders, including sickle cell disease, based on Licensor’s patented technology and know-how.

The License Agreement provides that Brooklyn LLC is obligated to pay the Licensor a total of $4,000,000 in connection with the execution of the License Agreement, of which $2,500,000 has been paid and the remaining $1,500,000 is expected to be paid in July 2021. Brooklyn LLC is obligated to pay to the Licensor additional fees of $5,000,000 in October 2021 and $7,000,000 in October 2022.

Under the terms of the License Agreement, Brooklyn LLC is required to use commercially reasonably efforts to achieve certain delineated milestones, including specified clinical development and regulatory milestones and specified commercialization milestones. In general, upon its achievement of these milestones, Brooklyn LLC will be obligated, in the case of development and regulatory milestones, to make milestone payments to Licensor in specified amounts and, in the case of commercialization milestones, to specified royalties with respect to product sales, sublicense fees or sales of pediatric review vouchers. In the event Brooklyn LLC fails to timely achieve certain delineated milestones, the Licensor may have the right to terminate the rights of Brooklyn LLC under provisions of the License Agreement relating to those milestones.

The Licensor is responsible for preparing, filing, prosecuting and maintaining all patent applications and patents under the License Agreement. If, however, the Licensor determines not to maintain a particular licensed patent or not to prepare, file and prosecute a licensed patent, Brooklyn LLC will have the right, but not the obligation, to assume those responsibilities in the territory at its expense.

The foregoing description of the License Agreement is qualified in its entirety by reference to the full text of the License Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and which is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is incorporated by reference into this Item 3.02.

Based in part upon the representations of Lincoln Park in the Purchase Agreement, the offering and sale of the issuance of the Commitment Shares to Lincoln Park was exempt from registration under Section 4(a)(2) of the Securities Act of 1933. Lincoln Park represented that it is an accredited investor, as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, and that it is acquiring the shares for investment purposes only and not with a view to any resale, distribution or other disposition of shares in violation of the U.S. federal securities laws.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Purchase Agreement, dated as of April 26, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement, dated as of April 26, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Lincoln Park Capital Fund, LLC
10.3+*	Exclusive License Agreement, dated as of April 26, 2021, between Factor Bioscience Limited, Novellus Therapeutics Limited and Brooklyn ImmunoTherapeutics LLC

+	Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit will be furnished to the Securities Exchange Commission or its staff upon request.
*	Certain information redacted and replaced with “[***]”,

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN IMMUNOTHERAPEUTICS, INC.

Dated: April 30, 2021	By:	/s/ Howard J. Federoff
Howard J. Federoff
Chief Executive Officer and President